5333 Westheimer, Suite 600 Houston, Texas 77056

Company Contact: Jon C. Biro Phone: 713-351-4100 Fax: 713-335-2222 www.icopolymers.com

ICO, INC. Reports 6 Cents Per Common Share for First Quarter FY 2005

Fiscal First Quarter Operating Income Improved Dramatically
Compared to Prior Year First Quarter

HOUSTON, TEXAS, February 9, 2005 - ICO, Inc. (NASDAQ: ICOC), global producer of custom polymer powders and film concentrates, today announced its first quarter financial results for the quarter ended December 31, 2004. Highlights included:

➢  EPS from continuing operations 6 cents vs. 1 cent in fiscal 2004 first quarter
➢  Operating income improved 127% year-over-year

Unaudited Summary
Financial Information
($ in millions except percentages and per share data)

				Quarter
	Quarter Ended			Ended
	12/31/04	12/31/03	Change	9/30/04	Change

Revenues	$71.4	$56.8	$14.6	$66.4	$5.0
Gross profit	13.5	10.7	2.8	11.7	1.8
Gross margin	18.9%	18.9%	-	17.5%	1.4%
Operating income	2.2	1.0	1.2	.1	2.1

Income from continuing operations	1.4	.2	1.2	1.9	(.5)

Basic earnings per share from continuing operations	$.06	$.01	$.05	$.07	$(.01)

W. Robert Parkey, Jr., President and Chief Executive Officer, commented, “As we expected, the momentum of fiscal year 2004 carried into fiscal year 2005. With our highly focused management organization and dedicated people, we are well positioned now to continue growing our business profitably.”

For the quarter ended December 31, 2004, revenues increased to $71.4 million, up $14.6 million from the $56.8 million realized in the same quarter last year. Higher resin prices drove the increase along with stronger foreign currencies.

Operating income improved 127% to $2.2 million for the first quarter compared to $1.0 million generated during the first quarter of fiscal year 2004. Gross margins were unchanged at 18.9% compared to last year; although in a rising resin price environment, maintaining margins yields higher gross profit and represents a significant achievement. The improved operating income was due to an increase in gross profit of $2.8 million. Higher SG&A of $1.2 million and higher stock option expense of $.2 million partially offset the increase in gross profit. Although SG&A increased, foreign currencies caused $.3 million of the increase, and as a percentage of revenues, SG&A expense decreased to 12.3% from 13.4%. First quarter fiscal year 2005 results included impairment, restructuring and other costs of $.3 million. The charges related to costs incurred in connection with closing the Company’s Swedish plant and relocating the Company’s European technical center. The improved operating results were driven by strong Bayshore Industrial profitability, as market demand continues to be robust, and improved European profitability due to effectively increasing product sales prices and managing raw material procurement.

Net income (including discontinued operations) was $1.2 million, or $0.04 per fully diluted share, compared to net income of $110,000, or $.00 per fully diluted share, in the first quarter of fiscal year 2004.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) from continuing operations was $4.4 million in the first quarter of fiscal 2005 (includes non-cash stock option expense of $.2 million and impairment, restructuring and other charges of $.3 million). This compares to $3.2 million of EBITDA from continuing operations for the same quarter last year. Management believes this measurement is a reasonable indicator of the amount of cash generated by the business available to pay for working capital growth, capital expenditures, interest, debt principal payments, dividends and taxes. A full reconciliation of EBITDA with GAAP figures is attached in the financial tables that follow.

Compared to the fourth quarter of fiscal year 2004, revenues increased $5.0 million or 8% during the first quarter of fiscal 2005. This increase was primarily due to higher selling prices due to higher resin costs and stronger foreign currencies, offset by the impact of lower sales volumes caused by the usual seasonal slowdown during the first fiscal quarter. Operating income improved significantly during the first quarter of fiscal year 2005, compared to the fourth quarter of fiscal year 2004, despite the decline in business volumes due to an increase in gross margins from 17.5% to 18.9%. This increase in gross margins, on higher revenues, yielded an increase in gross profit of $1.8 million or 16%, compared to the quarter ended September 30, 2004. The increase in gross profit was the primary reason for the increase in operating income, which improved from $.1 million during the quarter ended September 30, 2004 to $2.2 million during the quarter ended December 31, 2004.

Mr. Parkey stated, “During the first quarter, despite some softening of customer demand in the Australasia and ICO Polymers North America businesses, we generated dramatically improved earnings due to very strong Bayshore Industrial and European results. By focusing on the basics of our business, serving our customers well and working hard as a team, our people should be very proud of the dramatic progress we have made in a short period of time.” He further stated, “Despite the challenging environment in which we are operating, with resin prices at exceptionally high levels, we continue to see many opportunities to improve the business from this point forward.”

Available borrowing capacity under the Company’s existing credit arrangements was $16.6 million as of December 31, 2004, compared to $22.4 million as of September 30, 2004. An increase in borrowings due to growth in working capital, due in large part to rising resin costs, led to the drop in credit availability. The Company expects to receive a U.S. tax refund of $3.1 million in cash during fiscal year 2005.

Preferred Dividend

The Company’s Board of Directors has determined not to declare any dividend on its depositary shares, each representing ¼ of a share of its $6.75 convertible exchangeable preferred stock, for the quarter ending on March 31, 2005.

Conference Call on the Web

A live Internet broadcast of ICO, Inc.’s conference call regarding fiscal 2005 first quarter earnings can be accessed at 2:00 p.m. Central Time on Thursday, February 10, 2005 at www.firstcallevents.com, where the webcast replay will be archived. (Minimum Requirements to listen to the broadcast are: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/player/download/download.aspx and at least a 28.8Kbps connection to the Internet.)

Investors are invited to participate in the conference by dialing 719-457-2625, passcode 9108440. The webcast will be archived for 10 days. A recording of the conference will be available until February 20, 2005 by dialing 719-457-0820, passcode: 9108440.

About ICO, Inc.

With 17 locations in 9 countries, ICO Polymers produces custom polymer powders for rotational molding and other polymers segments, including textiles, metal coatings and masterbatch. ICO remains an industry leader in size reduction, compounding and other tolling services for plastic and non-plastic materials. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates and additives primarily for the film industry.

This press release contains forward-looking statements, which are not statements of historical facts and involve certain risks, uncertainties and assumptions. These include, but are not limited to, restrictions imposed by the Company’s outstanding indebtedness, changes in the cost and availability of polymers, demand for the Company's services and products, business cycles and other industry conditions, the Company’s lack of asset diversification, international risks, operational risks, and other factors detailed in the Company's form 10-K for the fiscal year ended September 30, 2004 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

ICO, Inc.
Consolidated Statement of Operations
(Unaudited and in thousands, except per share data and percentages)

	Three Months Ended
	December 31,		September 30,
	2004	2003	2004

Product Sales	$ 62,241	$ 48,214	$ 57,197
Toll Services	9,189	8,633	9,201
Total Revenues	71,430	56,847	66,398
Cost of sales and services	57,909	46,108	54,746
Gross Profit	13,521	10,739	11,652
Selling, general and administrative expense	8,756	7,601	8,537
Stock option compensation expense	207	11	245
Depreciation and amortization	2,036	2,052	2,041
Impairment, restructuring and other costs	321	104	686
Operating income	2,201	971	143
Other income (expense):
Interest expense, net	(686)	(632)	(684)
Other income (expense)	141	212	(212)
Income (loss) from continuing operations before income taxes	1,656	551	(753)
Provision (benefit) for income taxes	266	346	(2,608)
Income from continuing operations	1,390	205	1,855
Loss from discontinued operations, net of benefit for
income taxes of $(96), $(51) and $(101), respectively	(177)	(95)	(189)
Net income	$ 1,213	$ 110	$ 1,666

Basic income from continuing operations	$ 0.06	$ 0.01	$ 0.07
Basic net income per common share	$ 0.05	$ -	$ 0.07

Diluted income from continuing operations	$ 0.05	$ 0.01	$ 0.06
Diluted net income per common share	$ 0.04	$ -	$ 0.06

Earnings from continuing operations before interest expense, taxes,
depreciation and amortization (a)	$ 4,378	$ 3,235	$ 1,972

Gross Margin	18.9%	18.9%	17.5%

(a) See “Reconciliation of Selected Financial Data”

ICO, Inc.
Reconciliation of Selected Financial Data
(Unaudited and in thousands)

In this news release, the Company has presented the measurement EBITDA from continuing operations that is not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), but is derived from relevant items in the Company's GAAP financials. The reasons the Company believes this measurement is important to present and the risks associated with presenting this measurement are as follows:

● The measurement EBITDA from continuing operations is used by the managers and the Board of Directors of the Company to evaluate the Company's performance including its ability to service debt and is an indication of the Company’s developing liquidity position. Furthermore, the Company’s management uses this measure to make operational decisions in the ordinary course of business.
● The Company decided to use this measure as the Company believes this measurement is a reasonable indicator of the amount of cash generated by the business available to pay for working capital growth, capital expenditures, interest, debt principal payments, dividends and taxes.
● The material limitation of the Non-GAAP measurement EBITDA from continuing operations, relates to this measure excluding certain items that affect the Company’s net income, as opposed to net income, which includes all such items.
● The Company mitigates this limitation by the provision of the specific detailed description and computation of the measure and ensuring that this Non-GAAP measure is no more prominent in the Companys filings compared to GAAP measures of profitability.
● Investors in the Companys securities often ask the Companys management about the Companys trend of EBITDA from continuing operations.

	Three Months Ended
	December 31,		September 30,
	2004	2003	2004

Net income	$ 1,213	$ 110	$ 1,666
Add to/(deduct from) net income:
Loss from discontinued operations	177	95	189
Provision (benefit) for income taxes	266	346	(2,608)
Interest expense, net	686	632	684
Depreciation and amortization	2,036	2,052	2,041

EBITDA from continuing operations	$ 4,378	$ 3,235	$ 1,972

ICO, Inc.
Consolidated Balance Sheets
(Unaudited and in thousands, except share data and ratios)

	December 31,	September 30,
	2004	2004
ASSETS
Current assets:
Cash and cash equivalents	$ 1,029	$ 1,931
Trade receivables	58,312	53,134
Inventories	39,713	32,290
Deferred income taxes	2,587	2,425
Prepaid and other current assets	6,058	6,826
Total current assets	107,699	96,606

Property, plant and equipment, net	53,348	52,198
Goodwill	8,981	8,719
Other	1,047	947
Total assets	$ 171,075	$ 158,470

LIABILITIES, STOCKHOLDERS' EQUITY AND
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Current liabilities:
Borrowings under credit facilities	$ 15,358	$ 8,878
Current portion of long-term debt	5,826	3,775
Accounts payable	33,908	31,856
Accrued salaries and wages	3,981	4,847
Other current liabilities	13,156	13,041
Total current liabilities	72,229	62,397

Deferred income taxes	3,483	3,663
Long-term liabilities	1,968	1,769
Long-term debt, net of current portion	17,651	19,700
Total liabilities	95,331	87,529

Commitments and Contingencies	-	-
Stockholders' equity:
Convertible preferred stock, without par value- 345,000 shares authorized; 322,500 shares issued and outstanding with
a liquidation preference of $36,602 and $36,058, respectively	13	13
Undesignated preferred stock, without par value-
105,000 shares authorized; No shares issued and outstanding	-	-
Common stock, without par value- 50,000,000 shares
authorized; 25,429,169 and 25,338,766 shares issued
and outstanding, respectively	44,057	43,807
Additional paid-in capital	103,660	103,452
Accumulated other comprehensive income (loss)	1,383	(1,749)
Accumulated deficit	(73,369)	(74,582)
Total stockholders' equity	75,744	70,941
Total liabilities and stockholders' equity	$ 171,075	$ 158,470

OTHER BALANCE SHEET DATA
Working capital	$ 35,470	$ 34,209
Current ratio	1.5	1.5
Total debt	$ 38,835	$ 32,353
Debt-to-capitalization	33.9%	31.3%

ICO, Inc.
Supplemental Segment Information
(Unaudited and in thousands, except percentages)

Revenues:
Three Months Ended December 31:	2004	% of Total	2003	% of Total	Change	%
ICO Europe	$ 30,769	43%	$ 24,323	43%	$ 6,446	27%
ICO Courtenay - Australasia	10,740	15%	9,659	17%	1,081	11%
ICO Polymers North America	8,824	12%	7,668	13%	1,156	15%
ICO Brazil	2,237	4%	1,620	3%	617	38%
Total ICO Polymers	52,570	74%	43,270	76%	9,300	21%
Bayshore Industrial	18,860	26%	13,577	24%	5,283	39%
Consolidated	$ 71,430	100%	$ 56,847	100%	$ 14,583	26%

Operating income (loss)
Three Months Ended December 31:	2004	2003	Change
ICO Europe	$ 1,269	$ 159	$ 1,110
ICO Courtenay - Australasia	935	1,125	(190)
ICO Polymers North America	(123)	172	(295)
ICO Brazil	(28)	(42)	14
Total ICO Polymers	2,053	1,414	639
Bayshore Industrial	2,118	975	1,143
Total Operations	4,171	2,389	1,782
General Corporate Expense*	(1,970)	(1,418)	(552)
Consolidated	$ 2,201	$ 971	$ 1,230
* General corporate expense includes stock option compensation expense of $207 and $11 for the three months ended December 31, 2004 and 2003, respectively.

Operating income (loss) as a percentage of revenues	Three Months Ended
	December 31,
			Increase/
	2004	2003	(Decrease)
ICO Europe	4%	1%	3%
ICO Courtenay - Australasia	9%	12%	(3%)
ICO Polymers North America	(1%)	2%	(3%)
ICO Brazil	(1%)	(3%)	2%
Total ICO Polymers	4%	3%	1%
Bayshore Industrial	11%	7%	4%
Consolidated	3%	2%	1%

ICO, Inc.
Supplemental Segment Information (cont'd.)
(Unaudited and in thousands, except percentages)

Revenues
	Three Months Ended
	December 31,		September 30,
	2004	% of Total	2004	% of Total	Change	%
ICO Europe	$ 30,769	43%	$ 27,262	41%	$ 3,507	13%
ICO Courtenay - Australasia	10,740	15%	11,083	17%	(343)	(3%)
ICO Polymers North America	8,824	12%	9,171	14%	(347)	(4%)
ICO Brazil	2,237	4%	2,272	3%	(35)	(2%)
Total ICO Polymers	52,570	74%	49,788	75%	2,782	6%
Bayshore Industrial	18,860	26%	16,610	25%	2,250	14%
Consolidated	$ 71,430	100%	$ 66,398	100%	$ 5,032	8%

Operating income (loss)
	Three Months Ended
	December 31,	September 30,
	2004	2004	Change
ICO Europe	$ 1,269	$ 106	$ 1,163
ICO Courtenay - Australasia	935	929	6
ICO Polymers North America	(123)	(291)	168
ICO Brazil	(28)	51	(79)
Total ICO Polymers	2,053	795	1,258
Bayshore Industrial	2,118	1,573	545
Total Operations	4,171	2,368	1,803
General Corporate Expense*	(1,970)	(2,225)	255
Consolidated	$ 2,201	$ 143	$ 2,058
* General corporate expense includes stock option compensation expense of $207 and $245 for the three months ended December 31, 2004 and September 30, 2004, respectively.

Operating income (loss) as a percentage of revenues	Three Months Ended
	December 31,	September 30,	Increase/
	2004	2004	(Decrease)
ICO Europe	4%	0%	4%
ICO Courtenay - Australasia	9%	8%	1%
ICO Polymers North America	(1%)	(3%)	2%
ICO Brazil	(1%)	2%	(3%)
Total ICO Polymers	4%	2%	2%
Bayshore Industrial	11%	9%	2%
Consolidated	3%	0%	3%